SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0091377
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4675 MacArthur Court, 9th Floor
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

7.25% Series E Cumulative Redeemable Preferred Stock

(Title of each class to be registered)

New York Stock Exchange

(Name of each exchange on which each class is to be registered)

Securities Act registration statement file number to which this form relates: 333-86654

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box.  ☐

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box.  ☐

ITEM 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.25% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) to be registered hereunder is contained in the section entitled “Description of Preferred Stock” on pages 14 through 18 of the Prospectus included in the Registrant’s Form S-3 under the 1933 Act, filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2002 (File No. 333-86654), as amended by Amendment Nos. 1, 2 and 3 thereto dated May 21, 2002, June 7, 2002 and June 10, 2002, respectively, which was declared effective by the Commission on June 10, 2002, and as supplemented by the information in the section entitled “Description of Series E Preferred Stock” on page S-27 through S-34 of the Prospectus Supplement dated August 14, 2003 and filed with the Commission on August 18, 2003 pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2.	Exhibits.

Exhibit Number	Description
3.1	Articles of Restatement of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).

3.2	Articles Supplementary classifying the Series E Cumulative Redeemable Preferred Stock (filed herewith).

3.3	Second Amended and Restated Bylaws of Registrant (incorporated herein by reference to 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 1999).

3.4	Amendment No. 1 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

3.5	Amendment No. 2 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to exhibit 3.4 to the Registrant’s Registration Statement on Form S-3 (333-99063) filed with the Commission on August 30, 2002).

3.6	Amendment No. 3 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2002).

3.7	Amendment No. 4 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2003).

3.8	Amendment No. 5 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to exhibit 3.7 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003).

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3.9	Amendment No. 6 to Second Amended and Restated Bylaws of the Registrant (filed herewith).

4.1	Specimen of Stock Certificate representing the Series E Cumulative Redeemable Preferred Stock, par value $1.00 per share (filed herewith).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

September 12, 2003	HEALTH CARE PROPERTY INVESTORS, INC. (“Registrant”)

	By:	/s/ EDWARD J. HENNING
Edward J. Henning Senior Vice President, General Counsel and Corporate Secretary

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